UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2025

Core Molding Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CMT	NYSE American LLC
Preferred Stock purchase rights, par value $0.01	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On August 5, 2024, Core Molding Technologies, Inc. (the “Company”) announced the planned transition and retirement of David L. Duvall as the Company’s President and Chief Executive Officer, which retirement will be effective as of May 31, 2026 (the “Effective Date”). The timing of Mr. Duvall’s departure will provide the Company with an orderly transition of his leadership role pursuant to the Company’s long-term management succession plan. Mr. Duvall’s departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

In accordance with the Company’s long-term succession planning, on July 30, 2025, the Company’s Board of Directors appointed Eric L. Palomaki, the Company’s current Chief Operating Officer, as the Company’s President and Chief Executive Officer, with such appointment to be effective as of June 1, 2026, following Mr. Duvall’s retirement.

Eric L. Palomaki, age 43, joined the Company on September 19, 2018, and was appointed to the position of Vice President of Operations. Mr. Palomaki was promoted to Executive Vice President of Operations, Research and Development in November, 2020 and was promoted to Chief Operating Officer in March, 2024. Prior to joining the Company, Mr. Palomaki was the Vice President of Advanced Manufacturing Engineering from 2013 to 2017 at Acuity Brands Lighting, a commercial lighting company with 12,000 employees generating $3.5 billion annually. Prior to Acuity Brands, Mr. Palomaki served in multiple roles in the automotive industry for North American Lighting in 2012 and 2013, and TRW Automotive from 2007 to 2012. Mr. Palomaki holds a Master of Business Administration from Jack Welch Management Institute, and a Bachelor’s of Science in Mechanical Engineering from Rensselaer Polytechnic Institute.

The Company is not aware of any family relationships among Mr. Palomaki or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of the Company, other than arrangements or understandings with directors or executive officers acting solely in his capacity as executive officer. There are no related party transactions between the Company and Mr. Palomaki reportable under Item 404(a) of Regulation S-K.

Second Amended and Restated Duvall Employment Agreement

In connection with the planned transition, the Company and Mr. Duvall entered into a Second Amended and Restated Employment Agreement, dated August 1, 2025 (the “Amended Employment Agreement”) which amends, restates, supersedes and replaces the Executive Employment Agreement between Mr. Duvall and the Company, dated as of October 3, 2018, as amended on December 30, 2019 and further amended and restated on August 30, 2021. Pursuant to the terms of the Amended Employment Agreement, Mr. Duvall is entitled to a base salary of $787,350 (the “Base Salary”). In addition to the Base Salary, Mr. Duvall shall be eligible for an annual short-term incentive payment (“STIP”) in the amount of one hundred percent (100%) of his Base Salary. Mr. Duvall is also entitled under the Amended Employment Agreement to certain standard benefits, including vacation, sick leave, and life and long and short-term disability insurance.

The Amended Employment Agreement continues until terminated upon the earlier of: (i) Mr. Duvall’s resignation, which resignation must be accompanied by at least thirty (30) days’ prior written notice (except in the case of resignation by Mr. Duvall for “Good Reason” as defined in the Amended Employment Agreement); (ii) termination by the Company due to Mr. Duvall’s Disability (as defined in the Amended Employment Agreement); (iii) the Company’s termination of Mr. Duvall’s employment (whether with Cause (as defined in the Amended Employment Agreement) or without Cause); (iv) Mr. Duvall’s death; or (v) May 31, 2026.

Pursuant to the Amended Employment Agreement, Mr. Duvall is entitled to certain benefits upon the termination of the Amended Employment Agreement, subject to Mr. Duvall entering into an irrevocable general waiver and release of claims at the time of termination:

•In the event the Amended Employment Agreement is terminated by the Company without Cause, or by Mr. Duvall for Good Reason, Mr. Duvall will be entitled to receive (i) the Accrued Obligations (as defined in the Amended Employment Agreement), (ii) an amount equal to the remaining Base Salary that Mr. Duvall would have been entitled to had he remained employed through May 31, 2026, (iii) an amount equal to the full target value of his STIP, (iv) vesting of all equity or other compensation granted to Mr. Duvall under the Company’s 2021 Long-Term Equity Incentive Plan (the “Plan”) and in satisfaction of receiving such awards a cash payment equal to the market value of such shares determined using the 20-trading day average closing price of Company’s common stock as of the date of termination, and (v) a lump sum in the amount of $950,000.

•In the event the Amended Employment Agreement is terminated due to death or Disability, Mr. Duvall will be entitled to receive (i) the Accrued Obligations, (ii) a pro-rata amount of the his STIP for the calendar year of termination and (iii) vesting of all equity or other compensation granted to Mr. Duvall under the Plan and in satisfaction of receiving such awards a cash payment equal to the market value of such shares determined using the 20-trading day average closing price of Company’s common stock as of the date of termination.

•In the event the Amended Employment Agreement is terminated upon May 31, 2026, Mr. Duvall will be entitled to receive (i) the Accrued Obligations, (ii) an amount equal to the full target value of his STIP and (iii) continued vesting of all equity or other compensation granted to Mr. Duvall under the Plan, payable in cash payments equal to the market value of such shares determined using the 20-trading day average closing price of Company’s common stock as of the applicable vesting dates, subject to Mr. Duvall entering into a Transition Agreement with the Company, to be effective as of June 1, 2026 (the “Transition Agreement”) and as further described below.

The Amended Employment Agreement provides that upon the expiration of the Amended Employment Agreement term on May 31, 2026, the Company and Mr. Duvall will enter into a Transition Agreement (the “Transition Agreement”), a form of which is an exhibit to the Amended Employment Agreement. The Transition Agreement will provide that from June 1, 2026 until December 31, 2027 (the “Advisory Period”) Mr. Duvall will serve as a part time employee of the Company, making himself available to advise senior management and otherwise consult with the Company as reasonably requested by the Company from time to time. In exchange for such services, the Company will pay Mr. Duvall a monthly fee of $50,000 (the “Monthly Fee”) during the Advisory Period. If Mr. Duvall’s employment is terminated by the Company without Cause during the Advisory Period, he will be entitled to an amount equal to the Monthly Fee that he would have otherwise been entitled to during the remaining Advisory Period.

The description of the Amended Employment Agreement is qualified in its entirety by reference to the complete text and exhibits of the Amended Employment Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 5, 2025, the Company issued a press release announcing the planned retirement of Mr. Duvall and the appointment of Mr. Palomaki, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement between Mr. Duvall and the Company, dated August 1, 2025.
99.1	Press Release issued by the Company dated August 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: August 5, 2025	By:	/s/ Alex J. Panda
	Name:	Alex J. Panda
	Title:	Executive Vice President, Treasurer, Secretary and Chief Financial Officer